Exhibit 99.1

Autodesk Reports Record Revenue of $599 Million

Reaffirms Fiscal 2009 Revenue Guidance

SAN RAFAEL, Calif., Feb. 26 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK) today reported record revenue of $599 million for the fourth quarter of fiscal 2008, an increase of 20 percent over the fourth quarter of fiscal 2007. Fourth quarter net income was $96 million, or $0.40 per diluted share, on a GAAP basis and $124 million, or $0.52 per diluted share, on a non-GAAP basis. Net income in the fourth quarter of the prior year was $96 million, or $0.40 per diluted share on a GAAP basis, and $113 million, or $0.46 per diluted share, on a non-GAAP basis. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

"Autodesk delivered another quarter of solid revenue results, capping another record year," said Carl Bass, Autodesk president and CEO. "Our results demonstrate the strength and stability our business model provides. Because our geographic balance and customer and industry diversification help insulate Autodesk from changes in any one particular market, we remain optimistic about the coming year."

Operational Highlights

Autodesk's performance in the fourth quarter of fiscal 2008 was driven by strong growth in revenue generated in international geographies, revenue from new seats as well as continued customer migration from 2D to 3D design solutions, offset by slower than expected growth in the Americas.
Compared to the fourth quarter of fiscal 2007, revenue in EMEA increased 38 percent to $262 million. Revenue in Asia Pacific increased 24 percent year-over-year to $131 million. Revenue from the emerging economies in Asia Pacific, EMEA and Latin America increased 52 percent and were 19 percent of total revenue. Strong growth in these international geographies was offset by revenue growth in the Americas of 2 percent over the fourth quarter of fiscal 2007.

Combined revenue from the Company's model-based 3D products -- Inventor, Revit, Civil 3D and NavisWorks software -- increased 21 percent over the fourth quarter of fiscal 2007 to $146 million. Autodesk shipped approximately 21,000 commercial seats of Revit and NavisWorks, over 17,000 commercial seats of Inventor and over 7,500 commercial seats of Civil 3D.

Revenue from all new commercial seats increased by 30 percent compared to the fourth quarter of fiscal 2007.

Fiscal 2008 Highlights

For fiscal 2008, revenue was a record $2.172 billion, an increase of 18 percent compared to fiscal 2007. Fiscal 2008 net income was $356 million, or $1.47 per diluted share, on a GAAP basis and $456 million, or $1.88 per diluted share, on a non-GAAP basis. Net income in fiscal 2007 was $290 million, or $1.19 per diluted share, on a GAAP basis and $375 million, or $1.53 per diluted share, on a non-GAAP basis.

Business Outlook

The following statements are forward-looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

First Quarter Fiscal 2009

Net revenue for the first quarter of fiscal 2009 is expected to be in the range of $575 million and $585 million. However, the company is lowering its previous estimate of earnings per diluted share. GAAP earnings per diluted share are expected to be in the range of $0.35 and $0.37. Non-GAAP earnings per diluted share are expected to be in the range of $0.46 and $0.48 and exclude $0.08 related to stock-based compensation expense and $0.03 for the amortization of acquisition related intangibles and the write off of acquired IPR&D.

Second Quarter Fiscal 2009

Net revenue for the second quarter of fiscal 2009 is expected to be about $590 million. GAAP earnings per diluted share are expected to be about $0.40. Non-GAAP earnings per diluted share are expected to be about $0.50 and exclude $0.06 related to stock-based compensation expense and $0.04 for the amortization of acquisition related intangibles and the write off of acquired IPR&D.

Full Year Fiscal 2009

For fiscal year 2009, the Company is maintaining its previously provided revenue guidance range of $2.425 billion and $2.475 billion. However, the company is lowering its previous estimate of earnings per diluted share. Full year GAAP earnings per diluted share are expected to be in the range of $1.75 and $1.85. Non-GAAP earnings per diluted share are expected to be in the range of $2.15 and $2.25 and exclude $0.28 related to stock-based compensation expense and $0.12 for the amortization of acquisition related intangibles and the write off of acquired IPR&D.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding anticipated market trends and other statements regarding our expected performance and results. Other factors that could cause actual results to differ materially include the following: general market and business conditions, our performance in particular geographies, including emerging economies, difficulties encountered in integrating new or acquired businesses and technologies, fluctuation in foreign currency exchange rates, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth opportunities, slowing momentum in maintenance or subscription revenues, failure to achieve sufficient sell-through and efficiencies in our channels for new or existing products, pricing pressure, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, the financial and business condition of our reseller and distribution channels, interruptions or terminations in the business of the Company's consultants or third party developers, and unanticipated impact of accounting for technology acquisitions.

Further information on potential factors that could affect the financial results of Autodesk are included in the Company's reports on Form 10-K for the year ended January 31, 2007, and Form 10-Q for the quarter ended October 31, 2007, which are on file with the Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Earnings Conference Call and Webcast

Autodesk will host its fourth quarter conference call today at 5:00 p.m. EST. The live announcement may be accessed at http://www.autodesk.com/investors or by dialing 866-356-3095 or 617-597-5391 (passcode: 54026047). An audio webcast or podcast of the call will be available at 7:00 pm EST at http://www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months. An audio replay will also be available for one month beginning at 7:00 pm EST by dialing
888-286-8010 or 617-801-6888 (passcode: 31938698).

About Autodesk

Autodesk, Inc. is the world leader in 2D and 3D design software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk has developed the broadest portfolio of state-of-the-art digital prototyping solutions to help customers experience their ideas before they are real. Fortune 1000 companies rely on Autodesk for the tools to visualize, simulate and analyze real-world performance early in the design process to save time and money, enhance quality and foster innovation. For additional information about Autodesk, visit http://www.autodesk.com.

Note: AutoCAD, Autodesk, Civil 3D, Inventor, Revit, and NavisWorks are either registered trademarks or trademarks of Autodesk, Inc., in the US and/or other countries. All other brand names, product names or trademarks belong to their respective holders.

Investors:
David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033
Katie Blanchard, katherine.blanchard@autodesk.com, 415-507-6034

Press:
Pam Pollace, pam.pollace@autodesk.com, 415-547-2441
Caroline Kawashima, caroline.kawashima@autodesk.com, 415-547-2498

Autodesk, Inc.
Consolidated Statements of Income
(In millions, except per share data)
	Three Months		Fiscal Year
	Ended		Ended
	January 31,		January 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)	(Audited)

Net revenues:
License and other	$446.0	$374.8	$1,618.6	$1,415.9

Maintenance	153.1	122.6	553.3	423.9

Total net revenues	599.1	497.4	2,171.9	1,839.8

Cost of license and other revenues	48.6	52.3	198.3	207.9

Cost of maintenance revenues	2.2	2.3	8.6	8.7

Total cost of revenues	50.8	54.6	206.9	216.6

Gross margin	548.3	442.8	1,965.0	1,623.2

Operating Expenses:

Marketing and sales	242.5	181.1	842.7	696.1

Research and development	132.5	100.0	485.3	406.3

General and administrative	49.2	42.0	191.4	171.1

Total operating expenses	424.2	323.1	1,519.4	1,273.5

Income from operations	124.1	119.7	445.6	349.7

Interest and other income, net	6.8	4.5	24.4	16.8

Income before income taxes	130.9	124.2	470.0	366.5

Provision for income taxes	(34.4)	(27.8)	(113.8)	(76.8)

Net income	$96.5	$96.4	$356.2	$289.7

Basic net income per share	$0.42	$0.42	$1.55	$1.26

Diluted net income per share	$0.40	$0.40	$1.47	$1.19

Shares used in computing basic net income per share	230.2	231.2	230.3	230.7

Shares used in computing diluted net income per share	239.4	243.9	242.0	243.2

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)
	January 31,	January 31,
	2008	2007
	(Unaudited)	(Audited)

ASSETS:

Current assets:
Cash and cash equivalents	$917.9	$665.9
Marketable securities	31.4	112.0
Accounts receivable, net	386.5	301.3
Deferred income taxes	98.1	78.1
Prepaid expenses and other current assets	47.9	32.4
Total current assets	1,481.8	1,189.7

Marketable securities	8.4	-
Computer equipment, software, furniture and leasehold improvements, net	80.2	65.6
Purchased technologies, net	64.4	51.3
Goodwill	443.4	355.3
Deferred income taxes, net	51.3	59.8
Other assets	79.4	75.8
	$2,208.9	$1,797.5

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$79.3	$61.0
Accrued compensation	162.4	120.7
Accrued income taxes	14.4	23.6
Deferred revenues	400.7	311.4
Other accrued liabilities	89.7	57.5
Total current liabilities	746.5	574.2

Deferred revenues	105.4	67.4
Long term income taxes payable	86.5	-
Other liabilities	40.0	40.9

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	998.3	908.3
Accumulated other comprehensive income (loss)	13.8	(3.6)
Retained earnings	218.4	210.3
Total stockholders' equity	1,230.5	1,115.0
	$2,208.9	$1,797.5

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
	Fiscal Year Ended
	January 31,
	2008	2007
	(Unaudited)	(Audited)

Operating Activities
Net income	$356.2	$289.7
Adjustments to reconcile net income to net cash provided by operating activities:
Charge for acquired in-process research and development	5.5	-
Depreciation and amortization	61.3	53.5
Stock-based compensation expense	99.3	94.3
Tax benefits from employee stock plans	-	5.1
Restructuring related charges, net	-	1.1
Changes in operating assets and liabilities, net of business combinations	186.2	132.9
Net cash provided by operating activities	708.5	576.6

Investing Activities
Purchases of available-for-sale marketable securities	(727.0)	(345.0)
Sales and maturities of available- for-sale marketable securities	799.1	325.2
Business combinations, net of cash acquired	(114.5)	(52.5)
Acquisition of equity investment	-	(12.5)
Capital and other expenditures	(43.3)	(35.3)
Other investing activities	-	2.3
Net cash used in investing activities	(85.7)	(117.8)

Financing activities
Proceeds from issuance of common stock, net of issuance costs	187.3	74.2
Repurchases of common stock	(563.0)	(154.4)
Net cash used in financing activities	(375.7)	(80.2)

Effect of exchange rate changes on cash and cash equivalents	4.9	0.1

Net increase in cash and cash equivalents	252.0	378.7
Cash and cash equivalents at beginning of year	665.9	287.2
Cash and cash equivalents at end of period	$917.9	$665.9

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, investment impairment and income tax expenses. See our reconciliation of GAAP financial measures to non- GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.
	Three Months		Fiscal Year
	Ended		Ended
	January 31,		January 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenues	$48.6	$52.3	$198.3	$207.9
SFAS 123R stock-based compensation expense	(1.2)	(1.3)	(5.0)	(5.5)
Employee tax reimbursements related to stock option review	(0.1)	-	(1.2)	-
Amortization of developed technology	(3.4)	(2.1)	(10.7)	(6.9)
Non-GAAP cost of license and other revenues	$43.9	$48.9	$181.4	$195.5

GAAP gross margin	$548.3	$442.8	$1,965.0	$1,623.2
SFAS 123R stock-based compensation expense	1.2	1.3	5.0	5.5
Employee tax reimbursements related to stock option review	0.1	-	1.2	-
Amortization of developed technology	3.4	2.1	10.7	6.9
Non-GAAP gross margin	$553.0	$446.2	$1,981.9	$1,635.6

GAAP marketing and sales	$242.5	$181.1	$842.7	$696.1
SFAS 123R stock-based compensation expense	(11.8)	(7.9)	(43.1)	(41.9)
Employee tax reimbursements related to stock option review	(0.6)	-	(5.4)	-
Non-GAAP marketing and sales	$230.1	$173.2	$794.2	$654.2

GAAP research and development	$132.5	$100.0	$485.3	$406.3
SFAS 123R stock-based compensation expense	(8.5)	(5.0)	(32.4)	(30.0)
Employee tax reimbursements related to stock option review	(0.8)	-	(5.2)	-
In-process research and development	(1.9)	-	(5.5)	-
Non-GAAP research and development	$121.3	$95.0	$442.2	$376.3

GAAP general and administrative	$49.2	$42.0	$191.4	$171.1
SFAS 123R stock-based compensation expense	(4.7)	(3.6)	(18.8)	(16.9)
Employee tax reimbursements related to stock option review	(0.3)	-	(2.0)	-
Litigation accrual	-	-	-	(5.0)
Amortization of customer relationships and trademarks	(3.2)	(2.0)	(9.4)	(7.5)
Non-GAAP general and administrative	$41.0	$36.4	$161.2	$141.7

GAAP operating expenses	$424.2	$323.1	$1,519.4	$1,273.5
SFAS 123R stock-based compensation expense	(25.0)	(16.5)	(94.3)	(88.8)
Employee tax reimbursements related to stock option review	(1.7)	-	(12.6)
Litigation accrual	-	-	-	(5.0)
Amortization of customer relationships and trademarks	(3.2)	(2.0)	(9.4)	(7.5)

In-process research and development	(1.9)	-	(5.5)	-
Non-GAAP operating expenses	$392.4	$304.6	$1,397.6	$1,172.2

GAAP income from operations	$124.1	$119.7	$445.6	$349.7
SFAS 123R stock-based compensation expense	26.2	17.8	99.3	94.3
Employee tax reimbursements related to stock option review	1.8	-	13.8	-
Litigation accrual	-	-	-	5.0
Amortization of developed technology	3.4	2.1	10.7	6.9
Amortization of customer relationships and trademarks	3.2	2.0	9.4	7.5
In-process research and development	1.9	-	5.5	-
Non-GAAP income from operations	$160.6	$141.6	$584.3	$463.4

GAAP interest and other income, net	$6.8	$4.5	$24.4	$16.8
Investment impairment	-	-	4.0	-
Non-GAAP interest and other income, net	$6.8	$4.5	$28.4	$16.8

GAAP provision for income taxes	$(34.4)	$(27.8)	$(113.8)	$(76.8)
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(8.8)	(5.5)	(42.4)	(28.7)
Non-GAAP provision for income taxes	$(43.2)	$(33.3)	$(156.2)	$(105.5)

GAAP net income	$96.5	$96.4	$356.2	$289.7
SFAS 123R stock-based compensation expense	26.2	17.8	99.3	94.3
Employee tax reimbursements related to stock option review	1.8	-	13.8	-
Investment impairment	-	-	4.0	-
Litigation accrual	-	-	-	5.0
Amortization of developed technology	3.4	2.1	10.7	6.9
Amortization of customer relationships and trademarks	3.2	2.0	9.4	7.5
In-process research and development	1.9	-	5.5	-
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(8.8)	(5.5)	(42.4)	(28.7)
Non-GAAP net income	$124.2	$112.8	$456.5	$374.7

GAAP diluted net income per share	$0.40	$0.40	$1.47	$1.19
SFAS 123R stock-based compensation expense	0.11	0.07	0.41	0.38
Employee tax reimbursements related to stock option review	0.01	-	0.06	-
Investment impairment	-	-	0.02	-
Litigation accrual	-	-	-	0.02
Amortization of developed technology	0.01	0.01	0.04	0.03
Amortization of customer relationships and trademarks	0.02	-	0.04	0.03
In-process research and development	0.01	-	0.02	-
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.04)	(0.02)	(0.18)	(0.12)
Non-GAAP diluted net income per share	$0.52	$0.46	$1.88	$1.53

GAAP diluted shares used in per share calculation	239.4	243.9	242.0	243.2
Impact of SFAS 123R on diluted shares	1.0	1.5	1.2	1.6
Non-GAAP diluted shares used in per share calculation	240.4	245.4	243.2	244.8

Other Supplemental Financial Information (6)
Fiscal Year 2008	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2008
Financial Statistics
(in millions, except per share data):
Total net revenues	$508	$526	$538	$599	$2,172
License and other revenues	$383	$394	$396	$446	$1,619
Maintenance revenues	$125	$132	$143	$153	$553

Gross Margin - GAAP	90%	90%	90%	92%	90%
Gross Margin - Non-GAAP	90%	91%	91%	92%	91%

GAAP Operating Expenses	$355	$359	$381	$424	$1,519
GAAP Operating Margin	20%	22%	20%	21%	21%
GAAP Net Income	$83	$92	$85	$96	$356
GAAP Diluted Net Income Per Share	$0.34	$0.38	$0.35	$0.40	$1.47

Non-GAAP Operating Expenses (1)(2)	$328	$336	$341	$393	$1,398
Non-GAAP Operating Margin (1)(3)	26%	27%	28%	27%	27%
Non-GAAP Net Income (1)(4)	$107	$108	$117	$124	$456
Non-GAAP Diluted Net Income Per Share (1)(5)	$0.44	$0.44	$0.49	$0.52	$1.88

Total Cash and Marketable Securities	$964	$827	$873	$958	$958
Days Sales Outstanding	47	48	51	59	59
Capital Expenditures	$7	$11	$11	$14	$43
Cash from Operations	$192	$136	$161	$219	$708
GAAP Depreciation and Amortization	$14	$15	$15	$17	$61

Revenue by Geography
(in millions):
Americas	$185	$195	$218	$206	$804
Europe	$206	$204	$203	$262	$875
Asia/Pacific	$117	$127	$118	$131	$493

Revenue by Division
(in millions):
Design Solutions Segment	$445	$459	$468	$523	$1,895
Platform Solutions and Emerging Business Division	$251	$241	$242	$263	$997
Architecture, Engineering and Construction Division	$100	$119	$124	$137	$480
Manufacturing Solutions Division	$94	$99	$102	$123	$418

Media and Entertainment Segment	$59	$62	$67	$71	$259

Other	$4	$5	$4	$5	$18

Other Revenue Statistics:
% of Total Rev from

AutoCAD, AutoCAD upgrades and AutoCAD LT	43%	38%	37%	37%	38%
% of Total Rev from 3D design products	21%	23%	24%	24%	23%
% of Total Rev from Emerging Economies	14%	15%	17%	19%	17%
Upgrade Revenue (in millions)	$71	$46	$43	$50	$210

Deferred Maintenance
Revenue (in millions):
Deferred Maintenance
Revenue Balance	$343	$356	$366	$434	$434

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (in millions):
FX Impact on Total Net
Revenues	$19	$12	$16	$25	$72
FX Impact on Total
Operating Expenses	$(5)	$(5)	$(5)	$(9)	$(24)
FX Impact on Total Net
Income	$14	$7	$11	$16	$48

Operating Income (Loss) by Segment (in millions):
Design Solutions	$190	$198	$207	$219	$814
Media and Entertainment	$21	$22	$24	$24	$91
Unallocated amounts	$(109)	$(106)	$(125)	$(119)	$(459)

Common Stock Statistics:
GAAP Shares Outstanding	231,166,000	229,331,000	230,416,000	230,013,000	230,013,000
GAAP Fully Diluted Shares Outstanding	243,848,000	242,986,000	239,908,000	239,400,000	242,014,000
Shares Repurchased	-	7,062,000	3,001,000	2,064,000	12,127,000

Installed Base Statistics:
Total AutoCAD- based Installed Base	4,162,000	4,213,000	4,268,000	4,329,000	4,329,000

Stand-alone AutoCAD					2,857,000
AutoCAD Mechanical					237,000
AutoCAD Map 3D					264,000
AutoCAD Architecture					539,000

AutoCAD LT Installed Base					3,680,000
Total Inventor Installed Base	699,000	722,000	747,000	775,000	775,000
Total Subscription Installed Base	1,295,000	1,329,000	1,387,000	1,481,000	1,481,000

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, investment impairment and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.

These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Fiscal Year 2008	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2008

(2) GAAP Operating Expenses	$355	$359	$381	$424	$1,519
Stock-based compensation expense	(14)	(20)	(35)	(25)	(94)
Employee tax reimbursement related to stock option review	(11)	-	-	(2)	(13)
Amortization of customer relationships and trademarks	(2)	(2)	(2)	(3)	(9)
In-process research and development	-	(1)	(3)	(2)	(6)
Non-GAAP Operating Expenses	$328	$336	$341	$392	$1,397

(3) GAAP Operating Margin	20%	22%	20%	21%	21%
Stock-based compensation expense	3%	4%	7%	4%	4%
Employee tax reimbursement related to stock option review	2%	0%	0%	0%	1%
Amortization of developed technology	1%	0%	1%	1%	1%
Amortization of customer relationships and trademarks	0%	1%	0%	1%	0%
In-process research and development	0%	0%	1%	0%	0%
Non-GAAP Operating Margin	26%	27%	28%	27%	27%

(4) GAAP Net Income	$83	$92	$85	$96	$356
Stock-based compensation expense	15	21	37	26	99
Employee tax reimbursement related to stock option review	12	-	-	2	14
Investment impairment	-	-	4	-	4
Amortization of developed technology	2	2	3	4	11
Amortization of customer relationships and trademarks	2	2	2	3	9
In-process research and development	-	1	3	2	6

Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(7)	(10)	(17)	(9)	(43)
Non-GAAP Net Income	$107	$108	$117	$124	$456

(5) GAAP Diluted Net Income Per Share	$0.34	$0.38	$0.35	$0.40	$1.47
Stock-based compensation expense	0.06	0.09	0.16	0.11	0.41
Employee tax reimbursement related to stock option review	0.05	-	-	0.01	0.06
Investment impairment	-	-	0.02	-	0.02
Amortization of developed technology	0.01	0.01	0.01	0.01	0.04
Amortization of customer relationships and trademarks	0.01	-	0.01	0.02	0.04
In-process research and development	-	-	0.01	0.01	0.02
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.03)	(0.04)	(0.07)	(0.04)	(0.18)
Non-GAAP Diluted Net Income Per Share	$0.44	$0.44	$0.49	$0.52	$1.88

(6) Totals may not agree with the sum of the components due to rounding.